SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2011

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-18684	14-1626307
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification no.)

Lexington Park
Lagrangeville, New York	12540
(Address of principal	(Zip code)
executive offices)

Registrant’s telephone number, including area code:  (845) 454-3703

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMAND SECURITY CORPORATION
FORM 8-K
CURRENT REPORT

TABLE OF CONTENTS

Page

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01 Financial Statements and Exhibits	3

Signature	3

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Effective on May 17, 2011, Edward S. Fleury resigned as the registrant’s Chief Executive Officer and as a member of the registrant’s board of directors, following the mutual decision of Mr. Fleury and the registrant that Mr. Fleury’s employment agreement with the registrant dated September 29, 2008 (the “Employment Agreement”) would not be renewed or extended beyond the initial term of the Employment Agreement, which was scheduled to end on September 29, 2011.  Pursuant to an agreement between the registrant and Mr. Fleury, Mr. Fleury will be paid an aggregate amount of one hundred seventy four thousand two hundred dollars (US $174,200), and the registrant has agreed to permit Mr. Fleury to exercise all stock options previously granted to him at any time, or from time to time, until September 29, 2018.

Barry I. Regenstein, the registrant’s President and Chief Financial Officer, will assume Mr. Fleury’s duties and responsibilities on an interim basis.  The registrant’s board of directors is considering whether to fill the vacancy in its management team resulting from Mr. Fleury’s resignation from within the registrant’s existing management team or to seek to hire a new chief executive officer who is not currently affiliated with the registrant, and will promptly make a decision about these matters that will be publicly announced as soon as practicable.

Item9.01.	Financial Statements and Exhibits

(c)    Exhibits:

99.1	Press Release dated May 23, 2011 announcing Mr. Fleury’s resignation as Chief Executive Officer and a member of the registrant’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 23, 2011

COMMAND SECURITY CORPORATION

By:	/s/ Barry Regenstein
	Name:	Barry Regenstein
	Title:	President and
Chief Financial Officer